Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of July 8, 2013, by United Stationers Inc. (“USI”) and each of the Subsidiaries of USI listed on the signature pages hereto (together with USI, the “Initial Guarantors”, and together with any additional Domestic Subsidiaries of USI which become parties to this Guaranty by executing a supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”) for the benefit of the Holders of Secured Obligations under the below-described Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

WITNESSETH:

WHEREAS, United Stationers Supply Co. (the “Borrower”), USI, certain financial institutions and the Agent previously entered into a Third Amended and Restated Five-Year Revolving Credit Agreement, dated as of September 21, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Initial Guarantors previously entered into a Guaranty, dated as of March 21, 2003, with the Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”);

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in its entirety and, in connection therewith, have entered into that certain Fourth Amended and Restated Five-Year Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of the date hereof, by and among the Borrower, USI, the financial institutions that are parties thereto as lenders (the “Lenders”) and the Agent;

WHEREAS, it is a condition precedent to the amendment and restatement of the Existing Credit Agreement and the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Domestic Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 6.23 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents;

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor that is a Subsidiary of the Borrower to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and to make the Loans and other financial accommodations to the Borrower and to issue the Facility LCs described therein, each of the Guarantors is willing to guarantee the Secured Obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS each Guarantor that is a party to the Existing Guaranty wishes to affirm its obligations under the Existing Guaranty and wishes to amend and restate the terms of the Existing Guaranty;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants to each Lender and the Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Restatement Effective Date, and thereafter on each date as required by Section 4.2 of the Credit Agreement that:

(a) It (i) is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its Property and (iii) is qualified to do business and is in good standing (to the extent such concept applies to such entity) in all jurisdictions where the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

(b) It has the requisite corporate, limited liability company or partnership, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by corporate, limited liability company or partnership, as applicable, proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(c) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or any provisions of any indenture, material instrument or material agreement to which such Guarantor is party or is subject or which it or its Property is bound or affected, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Loan Documents. Except as set forth in Section 5.3 of the Credit Agreement, the execution, delivery and performance by the Guarantors of each of the Loan Documents to which such Guarantor is a party do not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority, including under any environmental property transfer laws or regulations, except for those the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect.

(d) It has no Indebtedness other than Indebtedness permitted under Section 6.14 of the Credit Agreement.

In addition to the foregoing, each of the Guarantors covenants that until the non-contingent Secured Obligations have been Paid in Full (as defined below), it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

Section 2. The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Advance made to the Borrower pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrower or the performance by it of such Reimbursement Obligations, (iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, all Rate Management Obligations constituting Secured Obligations, and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”) (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or any grant of security interest by any Guarantor to support, as applicable) any Excluded Rate Management Obligations of such Guarantor for purposes of determining any obligations of any Guarantor. Upon the failure by the Borrower, or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Each of the Guarantors hereby irrevocably and unconditionally agrees, jointly and severally with the other Guarantors, that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Holders of Secured Obligations immediately on demand against any cost, loss or liability they incur as a result of the Borrower or any such Guarantor’s Affiliates not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Guarantor under this Guaranty on the date when it would have been due (but so that the amount payable by such Guarantor under this indemnity will not exceed the amount which it would have had to pay under this Guaranty if the amount claimed had been recoverable on the basis of a guaranty).

Section 3. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, any agreement evidencing Rate Management Obligations or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv) any change in the corporate, limited liability company, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Holder of Secured Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any agreement evidencing a Rate Management Transaction or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii) the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii) the election by, or on behalf of, any one or more of the Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(ix) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(x) the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Holders of Secured Obligations or the Agent for repayment of all or any part of the Guaranteed Obligations;

(xi) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Holder of Secured Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty (other than Payment in Full).

Section 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all non-contingent Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Facility LCs issued under the Credit Agreement shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on the terms set forth in the Credit Agreement (collectively, “Payment in Full” (and the term “Paid in Full” shall have a correlative meaning)). If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any agreement evidencing a Rate Management Transaction or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Secured Obligations in its discretion), each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 5. General Waivers; Additional Waivers.

(a) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Agent and Holders of Secured Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Unmatured Default or Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Agent and the other Holders of Secured Obligations to institute suit against, or to exhaust any rights and remedies which the Agent and the other Holders of Secured Obligations has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations have been Paid in Full) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (a) any rights to assert against the Agent and the other Holders of Secured Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Agent and the other Holders of Secured Obligations in respect of the Obligations (other than Payment in Full of the Guaranteed Obligations); (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Agent’s and the other Holders of Secured Obligations’ rights or remedies against the other Guarantors; the alteration by the Agent and the other Holders of Secured Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Agent and the other Holders of Secured Obligations by operation of law as a result of the Agent’s and the other Holders of Secured Obligations’ intervention or omission; or the acceptance by the Agent and the other Holders of Secured Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Agent and the other Holders of Secured Obligations; or (b) any election by the Agent and the other Holders of Secured Obligations under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors:

Section 6. Subordination of Subrogation. Until the Guaranteed Obligations have been Paid in Full the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the LC Issuer, Holders of Secured Obligations or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Secured Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Secured Obligations and the Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Holders of Secured Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have until the Guaranteed Obligations are Paid in Full and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are Paid in Full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Holders of Secured Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Agent, the Holders of Secured Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6.

Section 7. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full of the Guaranteed Obligations, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by the other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the Payment in Full of the Guaranteed Obligations.

Section 8. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

Section 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any counterparty to any agreement evidencing a Rate Management Transaction or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such counterparty, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any agreement evidencing a Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

Section 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIII of the Credit Agreement with respect to the Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Article XIII.

Section 11. No Waivers. No failure or delay by the Agent or any Holders of Secured Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any agreement evidencing a Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Holders of Secured Obligations and their respective successors and permitted assigns, provided, that (i) no Guarantor shall have any right to assign its rights or obligations hereunder (except in connection with a transaction permitted under the Credit Agreement) without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and (ii) in the event of an assignment of any amounts payable under the Credit Agreement, any agreement evidencing a Rate Management Transaction or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 13. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent.

Section 14. CHOICE OF LAW. THIS GUARANTY AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 15. CONSENT TO JURISDICTION; JURY TRIAL.

(a) CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK AND THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,

ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. SUBJECT TO THE IMMEDIATELY PRECEDING SENTENCE, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO OR ANY HOLDER OF SECURED OBLIGATIONS IN THE COURTS OF ANY OTHER JURISDICTION; PROVIDED THAT EACH GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY OF THE AGENT, ANY LC ISSUER, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO (1) REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR (2) TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON.

(b) WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 17. Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, after the occurrence and during the continuance of a Default under the Credit Agreement, the Lenders shall have the right at any time to direct the Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Agent and the Holders of Secured Obligations for any out-of-pocket expenses (including outside attorneys’ and paralegals’ fees and expenses of outside attorneys and paralegals for the Agent and the Holders of Secured Obligations, but only to the extent such fees and disbursements were incurred by attorneys in a single law firm (and any replacement or successor firm thereof) selected by the Agent), but excluding any costs, charges or expenses with respect to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5 of the Credit Agreement), paid or incurred by the Agent or any Holders of Secured Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Agent agrees to distribute payments received from any of the Guarantors hereunder to the Holders of Secured Obligations on a pro rata basis for application in accordance with the terms of the Credit Agreement.

Section 18. Setoff. In addition to, and without limitation of, any rights of the Agent and the Holders of Secured Obligations under applicable law, if any Default occurs and continues, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Guarantor may be offset and applied toward the payment of the Guaranteed Obligations owing to such Holder of Secured Obligations, whether or not the Secured Obligations, or any part thereof, shall then be due, and each Holder of Secured Obligations shall endeavor to give notice of any such set-off to the Borrower, provided that the failure of any Holder of Secured Obligations to give such notice shall not in any way limit any Holder of Secured Obligations’ rights under this Section 18.

Section 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Secured Obligations or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Secured Obligations or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Secured Obligations or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Secured Obligations or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

Section 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Secured Obligations or the Agent.

Section 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Rate Management Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 23 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the Payment in Full of the Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Rate Management Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Rate Management Obligation or such other Person as constitutes an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act (an “ECP”) and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 24. Amendment and Restatement. Each Guarantor acknowledges and agrees with the Agent that the Existing Guaranty is amended, restated and superseded in its entirety pursuant to the terms hereof. Without limiting any other provision of this Guaranty, each of the Guarantors confirms, ratifies and reaffirms the guarantee pursuant to the Existing Guaranty and agrees that such guarantee remains in full force and effect and is hereby confirmed, ratified and reaffirmed.

[signature pages follow]

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

UNITED STATIONERS INC.	UNITED STATIONERS FINANCIAL SERVICES LLC

By:	By:
Name:	Name:
Title:	Title:

LAGASSE, LLC	UNITED STATIONERS MANAGEMENT SERVICES LLC

By:	By:
Name:	Name:
Title:	Title:

ORS NASCO, LLC	MBS DEV, INC.

By:	By:
Name:	Name:
Title:	Title:

OKLAHOMA RIG, INC.	O.K.I. SUPPLY, LLC

By:	By:
Name:	Name:
Title:	Title:

OKLAHOMA RIG & SUPPLY CO. TRANS., INC.	OKI MIDDLE EAST HOLDING CO.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to United Stationers Amended and Restated Guaranty

O.K.I. DATA, INC.

By:
Name:
Title:

Signature Page to United Stationers Amended and Restated Guaranty

Acknowledged and agreed:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Signature Page to United Stationers Amended and Restated Guaranty

ANNEX I TO GUARANTY

Reference is hereby made to the Amended and Restated Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of July 8, 2013, made by each of United Stationers Inc. (“USI”), the Subsidiaries of USI that are parties thereto as Initial Guarantors and each other Guarantor that becomes a party thereto from time to time, in favor of the Agent, for the ratable benefit of the Holders of Secured Obligations, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty. By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct with respect to the undersigned in all respects as of the date hereof.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this                      day of                 ,         .

[NAME OF NEW GUARANTOR]

By:
Title: